CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of Calpian, Inc. of our report dated April 8, 2013, relating to our audit of the financial statements of Calpian, Inc. as of and for the year ended December 31, 2012. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-1.

/s/ Whitley Penn LLP

Dallas, Texas

June 20, 2014